UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2012 (August 15, 2012)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Purchase Agreement – Public Offering of Subordinated Debentures

On August 15, 2012, Protective Life Corporation, a Delaware corporation (“Protective”), entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), for the issuance and sale by Protective of $150 million in aggregate principal amount of Protective’s 6.00% Subordinated Debentures due 2042 (the “Debentures”).

The closing of the issuance and sale by Protective of the Debentures occurred on August 20, 2012.  The Debentures were offered and sold pursuant to Protective’s shelf registration statement on Form S-3 (File No. 333-175224) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on June 29, 2011, and a related Prospectus Supplement dated August 15, 2012, which was filed with the SEC on August 16, 2012.

The net proceeds from the sale of the Debentures are approximately $144.8 million, after giving effect to the underwriting discount and estimated expenses of the offering.  Protective intends to use the net proceeds from the offering of the Debentures to redeem the remaining $125 million in aggregate principal amount outstanding of Protective’s 7.25% Capital Securities due 2066, and the remainder of the net proceeds for general working capital purposes.

The Purchase Agreement with the Underwriters includes customary representations, warranties and covenants by Protective.  It also provides for customary indemnification by each of Protective and the Underwriters against certain liabilities arising out of or in connection with the sale of the Debentures.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Subordinated Debentures – Supplemental Indenture

The Debentures were issued under a Subordinated Indenture dated June 1, 1994 (the “Base Indenture”) between Protective and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 10, dated as of August 20, 2012 (“Supplemental Indenture No. 10,” and together with the Base Indenture, the “Indenture”).

The Debentures bear interest at a fixed annual rate of 6.00%, accruing from the original date of issuance. Protective will pay interest on the Debentures quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2012.  So long as no event of default with respect to the Debentures has occurred and is continuing, Protective has the right, on one or more occasions, to defer the payment of interest on the Debentures, as described in Supplemental Indenture No. 10, for up to five consecutive years without giving rise to an event of default.  During a deferral period, interest will continue to accrue at the interest rate on the Debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law.

The Debentures mature on September 1, 2042.  However, Protective may redeem the Debentures, in whole but not in part, at any time prior to August 15, 2017, within 90 days of the occurrence of a “tax event” (as described in Supplemental Indenture No. 10) at a redemption price equal to $26 per $25 in principal amount of Debentures being redeemed, plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption.  On or after August 15, 2017, Protective may redeem the Debentures, in whole or in part, at their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption.

The Indenture contains customary events of default, subject to the interest deferral provisions.  If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the principal amount of and accrued but unpaid interest on the Debentures to be immediately due and payable; provided, that if an event of default arising from an event of bankruptcy, insolvency or receivership has occurred, then the principal of and accrued and unpaid interest on the Debentures will automatically become immediately due and payable without any action by the Trustee or the holders of the Debentures.

The Debentures are unsecured, subordinated obligations of Protective and rank junior in right of payment and upon liquidation to all of Protective’s existing and future “senior indebtedness” (as defined in the Indenture).  In addition, the Debentures are effectively subordinated to all of the existing and future indebtedness and other liabilities of Protective’s subsidiaries, including obligations to policyholders.  The Debentures rank equally in right of payment and upon liquidation with (i) the existing 6 1/8% Trust Originated Preferred SecuritiesSM due 2034 and related debentures issued by PLC Capital Trust V, a subsidiary of Protective, (ii) Protective’s existing 6.25% Subordinated Debentures due 2042, (iii) any indebtedness incurred for the purchase of goods or material or for services obtained in the ordinary course of business, (iv) indebtedness owed by Protective to Protective’s subsidiaries, and (v) any indebtedness the terms of which provide that such indebtedness ranks equally with the Debentures, including guarantees of such indebtedness.  The Debentures rank senior in right of payment and upon liquidation with (i) Protective’s existing 7.25% Capital Securities due 2066, the remaining outstanding balance of which Protective intends to redeem in full with the proceeds of the issuance of the Debentures, and (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to the Debentures.

The foregoing description of the Base Indenture, Supplemental Indenture No. 10 and the Debentures is qualified in its entirety by reference to the full text of such documents, which are attached or incorporated by reference hereto as Exhibits 4.1, 4.2 and 4.3 and incorporated herein by reference.

Other Relationships

In the ordinary course of their respective businesses, certain of the Underwriters and their respective affiliates have provided, are providing, and may in the future provide distribution of Protective’s products or commercial banking, investment banking and financial advisory services to Protective and Protective’s affiliates for which they have in the past received, and may in the future receive, customary compensation and expense reimbursement.  In particular, Protective and its affiliates have the following relationships (other than in respect of the Purchase Agreement) with the Underwriters and their respective affiliates:

On July 17, 2012, Protective and its principal operating subsidiary, Protective Life Insurance Company (“Protective Life”), entered into a Credit Agreement with the several lenders from time to time party thereto, and Regions Bank, as Administrative Agent and Swing-Line Lender, Wells Fargo Bank, National Association, as Syndication Agent, Regions Capital Markets, a division of Regions Bank, as Joint Lead Arranger and Sole Bookrunner, Wells Fargo Securities, LLC, as Joint Lead Arranger, Barclays Bank PLC, Compass Bank and U.S. Bank National Association, as Co-Documentation Agents, and Bank of America, N.A., Fifth Third Bank and PNC Bank, National Association, as Senior Managing Agents.  The Credit Agreement provides for a $750 million five-year unsecured revolving credit facility (the “New Credit Facility”).  Protective and Protective Life have the right in certain circumstances to request that the commitment under the New Credit Facility be increased to a maximum amount of $1 billion.  The New Credit Facility replaced Protective and Protective Life’s $500 million credit facility that was scheduled to mature on April 16, 2013.  Affiliates of Wells Fargo Securities, LLC are also lenders with respect to our New Credit Facility and provide cash management services for Protective.

Protective Life and affiliates of Wells Fargo Securities, LLC are parties to an Amended and Restated Investment and Participation Agreement, and Protective is a party to a guaranty in favor of affiliates of Wells Fargo Securities, LLC with respect to certain real property leased by Protective Life.

Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, an affiliate of Barclays Capital Inc., Fifth Third Bank, an affiliate of Fifth Third Securities, Inc. (a senior co-manager in the offering of the Debentures), PNC Bank, National Association, an affiliate of PNC Capital Markets, LLC (a senior co-manager in the offering of the Debentures), U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc. (a senior co-manager in the offering of the Debentures), Bank Branching and Trust Company, an affiliate of BB&T Capital Markets (a co-manager in the offering of the Debentures), Synovus Bank, an affiliate of Synovus Securities, Inc. (a co-manager in the offering of the Debentures), and KeyBank National Association, an affiliate of Keybanc Capital Markets Inc. (a co-manager in the offering of the Debentures), are lenders with respect to our New Credit Facility.  Affiliates of certain of the Underwriters may also from time to time be counterparties of ours or our subsidiaries in derivatives transactions.  Certain of the Underwriters or their affiliates may own securities that Protective intends to redeem as described herein and, as a result, would receive a portion of the net proceeds from the sale of the Debentures.

Elaine L. Chao, a director of Protective, is also a director of Wells Fargo & Company, the parent company of Wells Fargo Securities, LLC.

Additionally, Protective owns securities (primarily fixed income securities) of Wells Fargo & Company (an affiliate of Wells Fargo Securities, LLC), Bank of America Corporation (an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated), Barclays Bank PLC (an affiliate of Barclays Capital Inc.), Fifth Third Bancorp. (an affiliate of Fifth Third Securities, Inc.), PNC Financial Services Group Inc. (an affiliate of PNC Capital Markets, LLC), U.S. Bancorp (an affiliate of U.S. Bancorp Investments, Inc.), BB&T Corporation (an affiliate of BB&T Capital Markets), KeyCorp (an affiliate of KeyBank Capital Markets Inc.), Raymond James Financial Inc. (an affiliate of Raymond James & Associates, Inc., a co-manager in the offering of the Debentures), Royal Bank of Canada (an affiliate of RBC Capital Markets, LLC, a co-manager in the offering of the Debentures) and Synovus Financial Corporation (an affiliate of Synovus Securities, Inc.) with a fair value at June 30, 2012 of approximately $116.4 million, $135.7 million, $60.6 million, $17.0 million, $106.7 million, $46.1 million, $69.9 million, $54.6 million, $5.3 million, $5.8 million and $10.1 million, respectively.  However, approximately $68.7 million in aggregate amount of these securities fund reserves on risks that were ceded at June 30, 2012 by Protective’s subsidiaries to third parties pursuant to modified coinsurance agreements.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01                                             Other Events

On August 20, 2012, Protective called for redemption the remaining $125 million in aggregate principal amount outstanding of its 7.25% Capital Securities due 2066 (NYSE:PLPrD), issued on July 3, 2006, CUSIP 743674 40 0 (the “Capital Securities”), which will be redeemed on September 4, 2012.  The Capital Securities will be redeemed at the redemption price of $25 per Capital Security, plus accrued and unpaid interest, including any compounded interest, thereon to but excluding September 4, 2012.

The redemption of the Capital Securities will be made only by means of a call notice by the trustee to holders of the Capital Securities in accordance with the terms of the indenture under which Capital Securities were issued.  This Current Report on Form 8-K does not constitute a notice of redemption of the Capital Securities.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits.

The documents filed herewith are incorporated by reference into Protective’s Registration Statement on Form S-3, File Number 333-175224.

Exhibit No.	Description

1.1

Purchase Agreement dated August 15, 2012, between Protective Life Corporation and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein.

4.1

Subordinated Indenture dated June 1, 1994 between Protective and AmSouth Bank, N.A., as trustee (incorporated by reference to Exhibit 4(h) to Protective’s Current Report on Form 8-K filed with the SEC on June 17, 1994).

4.2

Supplemental Indenture No. 10, dated as of August 20, 2012, between Protective Life Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, supplementing the Subordinated Indenture dated June 1, 1994.

4.3	Form of 6.00% Subordinated Debenture due 2042 (included in Exhibit 4.2).

5.1	Opinion of Nancy Kane, Esq.

8.1	Opinion of Maynard, Cooper & Gale, P.C.

23.1	Consent of Nancy Kane, Esq. (included in Exhibit 5.1).

23.2	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller
and Chief Accounting Officer

Dated: August 20, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

1.1

Purchase Agreement dated August 15, 2012, between Protective Life Corporation and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein.

4.1

Subordinated Indenture dated June 1, 1994 between Protective and AmSouth Bank, N.A., as trustee (incorporated by reference to Exhibit 4(h) to Protective’s Current Report on Form 8-K filed with the SEC on June 17, 1994).

4.2

Supplemental Indenture No. 10, dated as of August 20, 2012, between Protective Life Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, supplementing the Subordinated Indenture dated June 1, 1994.

4.3	Form of 6.00% Subordinated Debenture due 2042 (included in Exhibit 4.2).

5.1	Opinion of Nancy Kane, Esq.

8.1	Opinion of Maynard, Cooper & Gale, P.C.

23.1	Consent of Nancy Kane, Esq. (included in Exhibit 5.1).

23.2	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 8.1).